UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2020 (February 18, 2020)

PIER 1 IMPORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-07832	75-1729843
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 PIER 1 PLACE

FORT WORTH, TEXAS

(Address of principal executive offices)

76102

(Zip Code)

Registrant’s telephone number, including area code: (817) 252-8000

Not Applicable

(Former name or former address, if changed since last report.):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share*	PIRRQ*	New York Stock Exchange*

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐    Emerging growth company

☐    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

* (1) On February 18, 2020, the New York Stock Exchange (“NYSE”) notified Pier 1 Imports, Inc. that it would apply to the Securities and Exchange Commission (the “SEC”) to delist the common stock of Pier 1 Imports, Inc. upon completion of all applicable procedures. The delisting will be effective 10 days after a Form 25 is filed with the SEC by the NYSE. The deregistration of the common stock under section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) will be effective 90 days, or such shorter period as the SEC may determine, after filing of the Form 25. Upon deregistration of the common stock under Section 12(b) of the Exchange Act, the common stock will remain registered under Section 12(g) of the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

As previously reported, on February 17, 2020 (the “Petition Date”), Pier 1 Imports, Inc. (“Pier 1”) and all of its subsidiaries (together with Pier 1, the “Debtors”), filed voluntary petitions (the “Chapter 11 Cases”) for reorganization under Chapter 11 of the U.S. Bankruptcy Code (the “Bankruptcy Code”) in the U.S. Bankruptcy Court for the Eastern District of Virginia (the “Bankruptcy Court”). The Chapter 11 Cases are being jointly administered under the caption In re Pier 1 Imports, Inc., et al., No 20-30805 (KRH). Capitalized terms used but not otherwise defined in this Current Report on Form 8-K will have the meaning given to them in the DIP Credit Agreement (as defined below).

“Debtor-in-Possession” Credit Facility

On February 20, 2020, Pier 1 entered into a Senior Secured Super-Priority Debtor in Possession Credit Agreement, by and among Pier 1 Imports (U.S.), Inc., as borrower, the guarantors party thereto, Bank of America, N.A., as administrative agent and collateral agent, Pathlight Capital LP (or an affiliated debt fund), as administrative agent for the ABL term lenders, and the lender parties thereto (the “DIP Credit Agreement”).

The DIP Credit Agreement provides for approximately $256 million in superpriority secured debtor-in-possession credit facilities comprising of: (i) a superpriority revolving credit facility in an aggregate amount of $200 million (the “Revolving Facility”); (ii) a superpriority FILO loan facility in an aggregate amount of $15 million (the “FILO Facility”); and (iii) a superpriority ABL term loan facility in an aggregate principal amount of approximately $41 million (the “ABL Term Loan Facility” and, together with the Revolving Facility and the FILO Facility, the “DIP Facilities”), subject to the terms and conditions set forth therein.

The proceeds of the DIP Facilities will be used, in part, to refinance in full the Debtors’ prepetition ABL credit facility and provide incremental liquidity for working capital and letters of credit, administrative costs, premiums, fees and expenses of administering the Chapter 11 Cases, payment of court approved prepetition obligations and other such purposes consistent with the DIP Facilities and the budget or as otherwise approved by the agent and lenders.

The maturity date of the DIP Facilities is August 20, 2020. Loans under the Revolving Facility will bear interest at: (1) 2.00% plus a base rate of the highest of (a) the rate of interest in effect for such day as publicly announced from time to time by Bank of America, N.A. as its “prime rate”, (b) the Federal Funds Effective Rate for such day, plus 0.50%, and (c) the LIBO Rate for a one month interest period as determined on such day, plus 1.00% (the “Base Rate”); or (2) 3.00% plus the LIBO Rate. Loans under the FILO Facility will bear interest at (a) 3.50% plus the Base Rate, or (b) 4.50% plus the LIBO Rate. Loans under the ABL Term Loan Facility will bear interest at the 3 month LIBO Rate, plus 8.00%. From and after the Effective Date, a non-refundable unused commitment fee will accrue at the rate of 0.375% per annum on the daily average unused portion of the Revolving Facility (whether or not then available).

The Debtors’ obligations under the DIP Credit Agreement are guaranteed by Pier 1 and each of the other Debtors and are secured by substantially all of the real and personal property of the Debtors, subject to certain exceptions. The DIP Credit Agreement includes customary negative covenants for debtor-in-possession loan agreements of this type, including covenants limiting Pier 1’s and its subsidiaries’ ability to, among other things, incur additional indebtedness, create liens on assets, make investments, loans or advances, engage in mergers, consolidations, sales of assets and acquisitions, pay dividends and distributions and make payments in respect of junior or pre-petition indebtedness, in each case subject to customary exceptions for debtor-in-possession loan agreements of this type.

The DIP Credit Agreement also includes certain customary representations and warranties, affirmative covenants and events of default, including, but not limited to, payment defaults, breaches of representations and warranties, covenant defaults, certain events under ERISA, unstayed judgments in favor of a third party involving an aggregate liability in excess of $1 million, change of control, specified governmental actions having a material adverse effect and condemnation or damage to a material portion of the collateral. Certain bankruptcy-related events are also events of default, including, but not limited to, the dismissal by the Bankruptcy Court of any of the Chapter 11 Cases, the conversion of any of the Chapter 11 Cases to a case under Chapter 7 of the Bankruptcy Code, the appointment of a trustee pursuant to Chapter 11 of the Bankruptcy Code, failure to enter the final order approving the DIP Facilities by March 13, 2020, and certain other events related to the impairment of the DIP Lenders’ rights or liens granted under the DIP Credit Agreement. Pier 1’s senior secured term loan facility that matures on April 30, 2021 (“Term Loan Facility”) continues to be outstanding. As of February 21, 2020, the Company had $189 million outstanding under the Term Loan Facility.

On February 18, 2020, the Debtors filed a motion for the approval of the DIP Facilities with the Bankruptcy Court, which was granted on the record.

The foregoing description of the DIP Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the DIP Credit Agreement, which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 regarding the DIP Facilities and DIP Credit Agreement is incorporated by reference into this Item 2.03.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 18, 2020, Pier 1 was notified by the staff of New York Stock Exchange (“NYSE”) Regulation providing that it had determined to commence proceedings to delist the common stock of Pier 1 from the NYSE and that trading in Pier 1 common stock would be suspended immediately.

NYSE Regulation reached its decision that Pier 1 is no longer suitable for listing pursuant to NYSE Listed Company Manual Section 802.01D after Pier 1’s disclosure on February 17, 2020 that it has commenced voluntary Chapter 11 proceedings in the Bankruptcy Court. The letter also indicated that the NYSE’s application to the Securities and Exchange Commission (“SEC”) to delist the common stock is pending, subject to the completion of all applicable procedures, including any appeal by Pier 1 to the NYSE Regulation’s decision.

Pier 1 does not intend to appeal the determination and, therefore, it is expected that the common stock will be delisted. Trading of Pier 1’s common stock has commenced on the OTC Bulletin Board or “pink sheets” market under the symbol “PIRRQ”. The transition does not affect Pier 1’s operations or business and does not change its reporting requirements under SEC rules.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements contained in this report may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Pier 1 and the other Debtors may also make forward-looking statements in other reports filed with the United States Securities and Exchange Commission (“SEC”), in press releases, in presentations and in material delivered to Pier 1’s shareholders. Forward-looking statements provide current expectations of future events based on management’s assumptions and assessments in light of past experience and trends, current economic and industry conditions, expected future developments, and other relevant factors. These statements encompass information that does not directly relate to any historical or current fact and often may be identified with words such as “believe,” “expect,” “estimate,” “anticipate,” “plan,” “may,” “will,” “intend” and other similar expressions.

Management’s expectations and assumptions regarding: risks and uncertainties relating to the Chapter 11 Cases, including but not limited to, Pier 1’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 Cases; the effects of the Chapter 11 Cases on Pier 1 and on the interests of various constituents; Bankruptcy Court rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases in general; the length of time the Debtors will operate under the Chapter 11 Cases; risks associated with third-party motions in the Chapter 11 Cases; the potential adverse effects of the Chapter 11 Cases on Pier 1’s liquidity or results of operations and increased legal and other professional costs necessary to execute the Debtors’ reorganization; Bankruptcy Court approval of the Debtors’ proposed debtor in possession financing; the conditions to which Pier 1’s debtor in possession financing is subject and the risk that these conditions may not be satisfied for various reasons, including for reasons outside of the Debtors’ control; Pier 1’s ability to consummate sales of its assets and the terms and conditions of any such sales; the effectiveness of Pier 1’s marketing campaigns, merchandising and promotional strategies and customer databases; consumer spending patterns; inventory levels and values; the effectiveness of Pier 1’s relationships with, and operations of, its key suppliers; risks related to changes in U.S. policy related to imported merchandise, particularly with regard to the impact of tariffs on goods imported from China and strategies undertaken to mitigate such impact; changes in foreign currency values relative to the U.S. dollar; Pier 1’s ability to retain its senior management team; continued volatility in the price of Pier 1’s common stock; Pier 1’s ability to comply with the terms of the DIP Credit Agreement; the expected delisting of Pier 1 common stock from the NYSE; and other future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements.

Additional risks and uncertainties that may affect the Debtors operations and performance include, among others: the failure by Pier 1 to identify, develop and successfully implement immediate action plans and longer-term strategic initiatives; the inability of Pier 1 to anticipate, identify and respond to changing customer trends and preferences for home décor and furniture and to identify, source, ship and deliver items of acceptable quality to its U.S. distribution and fulfillment centers, stores and customers at reasonable prices and rates in a timely fashion; risks related to outsourcing certain business processes to third-party vendors, including disruptions in business, cyber security threats and increased costs; an overall decline in the health of the U.S. economy and its impact on consumer confidence and spending; disruptions in Pier 1’s domestic supply chain or e-Commerce website; failure to successfully manage and execute Pier 1’s marketing initiatives; negative impacts from a failure to control merchandise returns and recalls; potential impairment charges on certain long-lived assets; Pier 1’s access to adequate operating cash flow, trade credit, borrowed funds and capital to fund its operations and pay its obligations as they become due, including the impact of continued deterioration of Pier 1’s financial performance or adverse trends or disruption in the global credit and equity markets; the highly competitive retail environment with companies offering similar specialty home merchandise; factors affecting consumer spending, including employment levels and disposable income, interest rates, consumer debt levels, fuel and transportation costs and other factors; an inability to operate in desirable locations at reasonable rental rates and to close underperforming stores at or before the completion of their lease terms; failure to attract, motivate and retain an effective management team or changes in the cost or availability of a suitable workforce; failure to successfully manage omni-channel operations; seasonal variations; increases in costs that are outside Pier 1’s control; adverse weather conditions and natural disasters; risks related to Pier 1’s dependence on technology in the operation of its business; failure to protect consumer data; failure to successfully implement new information technology systems and enhance existing systems; risks related to cybersecurity and e-Commerce related fraud; failure to maintain positive brand perception and recognition; risks related to imported merchandise including the health of global, national, regional, and local economies and their impact on vendors, manufacturers and merchandise; factors beyond Pier 1’s control, including general economic and market conditions, fluctuations in Pier 1’s financial condition or other factors that could affect the common stock price; risks related to actions by activist shareholders; regulatory and legal risks; and litigation risks.

Pier 1 assumes no obligation to update or otherwise revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied will not be realized. Additional information concerning these risks and uncertainties is contained in Pier 1’s Annual Report on Form 10-K for the fiscal year ended March 2, 2019, as filed with the SEC and in Pier 1’s other filings with the SEC.

Item 9.01.	Financial Statements and Exhibits.

(a) - (c) Not applicable.

(d)    Exhibits.

Exhibit No.	Description

10.1	Senior Secured Super-Priority Debtor in Possession Credit Agreement, dated as of February 20, 2020 by and among Pier 1 Imports (U.S.), Inc., as borrower, the guarantors party thereto, Bank of America, N.A., as administrative agent and collateral agent, Pathlight Capital LP (or an affiliated debt fund), as administrative agent for the ABL term lenders, and the lender parties thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2020

PIER 1 IMPORTS, INC.

By:	/s/ Robert Riesbeck
Robert J. Riesbeck
Chief Executive Officer and
Chief Financial Officer